Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces First Quarter 2026 Financial Results

AUSTIN, Texas (April 29, 2026)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for financial services, today announced results for its first quarter ending March 31, 2026.

GAAP Results for the First Quarter 2026

•Revenue of $216.5 million, up by 14 percent compared to the prior-year quarter and 4 percent from fourth quarter 2025.

•GAAP gross margin of 59.1 percent, up from 53.2 percent in the prior-year quarter and 55.4 percent in fourth quarter 2025.

•GAAP net income of $26.6 million, up from $4.8 million for the prior-year quarter and $20.4 million for fourth quarter 2025.

Non-GAAP Results for the First Quarter 2026

•Non-GAAP gross margin of 62.1 percent, up from 57.9 percent for the prior-year quarter and 58.6 percent in fourth quarter 2025.

•Adjusted EBITDA of $60.0 million, up from $40.7 million for the prior-year quarter and $51.2 million for fourth quarter 2025.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We delivered a strong start to 2026, with performance reflecting continued execution across our key priorities and the durability of our model,” said Matt Flake, Chairman, President and CEO, Q2. "We saw record bookings for a first quarter, highlighted by strength at the high end of the market and a balanced mix of net new and expansion activity. We also saw continued momentum across our digital banking platform and risk and fraud solutions, which remain critical areas of investment for our customers. With a strong pipeline and continued innovation across areas like AI, we remain confident in our ability to execute and deliver long-term value.”

First Quarter Highlights

•Signed nine Enterprise and Tier 1 contracts in the quarter highlighted by:

◦A significant expansion agreement through the merger of Synovus and Pinnacle Financial Partners with the combined entity utilizing our commercial digital banking and commercial fraud management solutions.

◦The largest fraud deal signed in company history with an Enterprise bank.

◦Net new and expansion agreements with two other Enterprise banks to utilize our fraud solutions.

•Subscription Annualized Recurring Revenue increased to $802.3 million, up 14 percent year-over-year.

•Remaining Performance Obligations total, or Backlog, increased by $46 million sequentially and $444 million year-over-year, resulting in a total committed Backlog of approximately $2.7 billion at quarter-end, representing 2 percent sequential growth and 19 percent year-over-year growth.

•In the first quarter ended March 31, 2026, Q2 repurchased approximately 1.8 million shares of the Company's outstanding common stock at an average share price of approximately $55.04 for total consideration of approximately $97.2 million. As of the end of the quarter, Q2 had $47.8 million remaining on its $150 million share repurchase authorization announced in November 2025.

Q2 Delivers Record First Quarter Bookings and Advances AI Strategy to Start 2026

Q2 delivered a strong start to 2026, with performance reflecting continued execution across the business and meaningful progress in its AI strategy. The quarter was supported by broad-based demand across Q2’s platform, particularly within digital banking and risk and fraud solutions, as financial institutions continue to prioritize technology investment, operational efficiency, and real-time risk management.

Q2 also continues to advance its AI strategy as a natural extension of its platform. Positioned at the center of digital banking interactions, Q2 serves as a “System of Context,” providing real-time visibility into user behavior, transaction activity, and decision-making across retail, small business, and commercial banking.

At the same time, Q2 operates at the execution layer of banking, orchestrating workflows and enabling transactions and outcomes across the platform. This combination of context and execution allows Q2 to embed AI directly into the flow of banking activity—enabling real-time action in a secure and compliant manner.

Q2 is focused on applying AI across key areas including banker efficiency, fraud prevention, and personalization, where it is already delivering new capabilities. As financial institutions continue to adopt AI, Q2 believes its platform is well positioned to serve as a foundation for innovation.

“We delivered strong financial performance in the first quarter, with solid year-over-year revenue growth and meaningful expansion in profitability,” said Jonathan Price, CFO, Q2. “Adjusted EBITDA grew and margins expanded significantly, reflecting continued progress in scaling the business and driving operating efficiency. We believe these results reflect the strength of our business model and position us well to continue delivering balanced growth and profitability while prioritizing effective capital allocation in 2026.”

Financial Outlook

As of April 29, 2026, Q2 Holdings is providing guidance for its second quarter of 2026 and updated guidance for its full year 2026, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below includes adjusted EBITDA, which represents forward-looking, non-GAAP financial information. GAAP net income is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net income in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net income or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net income. However, it is important to note that these excluded items could be material to Q2's results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for the second quarter of 2026 as follows:

•Total revenue of $214.0 million to $218.0 million, which would represent year-over-year growth of 10 to 12 percent.

•Adjusted EBITDA of $57.5 million to $60.5 million, representing 27 to 28 percent of revenue for the quarter.

Q2 Holdings is providing updated guidance for the full-year 2026 as follows:

•Total revenue of $875.0 million to $882.0 million, which would represent year-over-year growth of 10 to 11 percent.

•Adjusted EBITDA of $237.0 million to $242.0 million, representing 27 percent of revenue for the year.

Conference Call Details

Date:	Wednesday, April 29, 2026
Time:	5:00 p.m. EDT
Hosts:	Matt Flake, Chairman, President & CEO / Jonathan Price, CFO
Webcast Registration:	https://events.q4inc.com/attendee/991079750

All participants must register using the above link. The webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institution and fintech customers to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE and NYSE Texas under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; adjusted EBITDA margin; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income; non-GAAP net income; non-GAAP net income per common share, diluted; and free cash flow. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net income for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. In the case of adjusted EBITDA margin, Q2 calculates adjusted EBITDA margin by dividing adjusted EBITDA by revenue. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs and lease and other restructuring charges. In the case of non-GAAP sales and marketing expense and non-GAAP research and development expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP general and administrative expense excludes stock-based compensation and non-recurring legal settlements not in our ordinary course of business. Non-GAAP operating expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense and non-GAAP general and administrative expense. In the case of non-GAAP operating income and non-GAAP net income, Q2 adjusts operating income, for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges and non-recurring legal settlements not in our ordinary course of business, and with respect to non-GAAP net income, Q2 additionally adjusts for amortization of debt issuance costs and the related tax effects of the adjustments above. The tax effect of non-GAAP adjustments is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment and considers the current and deferred tax impact of those adjustments. The Company is in a cumulative income position on a non-GAAP basis and has not recorded a valuation allowance against deferred tax assets in the non-GAAP tax provision. As a result, the non-GAAP tax expense may differ significantly from the GAAP tax expense. In the case of non-GAAP net income per common share, diluted Q2 divides non-GAAP net income by the diluted weighted average common shares outstanding. In the case of free cash flow, Q2 adjusts net cash provided by (used in) operating activities for purchases of property and equipment and capitalized software development costs. A reconciliation of prior quarter non-GAAP financial measures to the nearest comparable GAAP measures may be found in Exhibit 99.1 of Q2's Form 8-K filed on February 11, 2026.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income. As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact, including statements about: continued execution across our key priorities; the durability of our model; continued momentum across our digital banking platform and risk and fraud solutions; critical areas of investment for our customers; our strong pipeline; continued innovation across areas like AI; our confidence and ability to execute and deliver long-term value; our momentum and advancement of our AI strategy; our AI strategy, capabilities and product offerings; the positioning of Q2’s platform to serve as a foundation for innovation; the strength of our business model and our ability to continue delivering balanced growth and profitability while prioritizing effective capital allocation in 2026; and our quarterly and annual financial guidance.

The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risks associated with cyberattacks, financial transaction fraud, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely and the resultant disruption, costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (b) the risks associated with recent advances in artificial intelligence, or AI, including the increasing availability of more capable AI models to the public that may further enhance the ability of threat actors to identify, develop and exploit vulnerabilities, automate certain aspects of cyberattacks and conduct more targeted or scalable social engineering or fraud schemes; (c) the impact of and our ability to respond to global economic uncertainties and challenges or changes in the financial services industry and credit markets, including as a result of mergers and acquisitions within the banking sector, inflationary pressures, fluctuating interest rates, instability in the financial services industry, any changes to, or new, financial regulations and their potential impacts on our prospects' and customers' operations, increased acceptance and use of emerging financial products, such as cryptocurrencies or stablecoin, including any impact on the timing of prospect and customer implementations and purchasing decisions, our business sales cycles and on account holder or end user, or End User, usage of our solutions; (d) the risks associated with continued market volatility, including in the financial services sector, potential inflationary pressures and the impact of any monetary policy changes that may be implemented as a result, the possibility and potential impact of any U.S. tariffs and global trade measures, including retaliatory tariffs and the impact on the valuation of marketable securities; (e) the risk of increased or new competition in our existing markets and as we enter new markets or new segments of existing markets, or as we offer new solutions; (f) the risks associated with the development of our solutions, including AI based solutions, our AI and data strategies and solutions, our use of AI tools and solutions and changes to regulation or the market for our solutions compared to our expectations; (g) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts; (h) the risks and increased costs associated with managing growth and global operations, including hiring, training, retaining and motivating employees to support such growth; (i) the risks associated with our transactional business which are typically driven by End-User behavior and can be influenced by external drivers outside of our control; (j) the risks associated with effectively managing our business and cost structure in an uncertain economic environment, including as a result of challenges in the financial services industry and the effects of seasonality and unexpected trends; (k) the risks associated with geopolitical instability, including acts of war or military conflict, uncertainties or discord, including the continuing war in Ukraine, the war in Iran and other conflicts in the Middle East and other parts of the world, heightened risk of state-sponsored cyberattacks or cyber fraud on financial services and other critical infrastructure; (l) the risks associated with accurately forecasting and managing the impacts of any economic downturn or challenges in the financial services industry on our customers and their End Users, including in particular the impacts of any downturn on financial technology companies or alternative finance companies and our arrangements with them, which may include more complex revenue arrangements for us and which may be more vulnerable to an economic downturn than our financial institution customers; (m) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings and go-lives may have on our revenue and financial performance in a period; (n) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impacts our business and sales; (o) the risks associated with the migration of the computing, storage and processing of our digital banking platform solutions from our third-party data centers to third-party public cloud service providers; (p) the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using AI with the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities; (q) the risks associated with operating within and selling into a regulated industry, including risks related to evolving regulation of, and litigation with respect to, AI and machine learning, the receipt, collection, storage, processing and transfer of data and increased regulatory scrutiny on financial technology and related services, including specifically on banking-as-a-service, or BaaS, services; (r) the risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (s) the risks inherent in third-party technology and implementation partnerships, including defects, failures, interruptions or disruptions in third-party services or solutions, that could disrupt our services or otherwise cause harm to our business; (t) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (u) the general risks associated with the complexity of our customer arrangements and our solutions; (v) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (w) the risks and challenges around increased regulatory scrutiny and evolving requirements for money movement services and the resulting potential higher costs, increased complexity and limitations on offerings on our business and financial results; (x) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (y) the risks associated with further consolidation in the financial services industry; (z) the risks associated with selling our solutions internationally and with the continued expansion of our international operations; and (aa) the risk that our debt repayment obligations may adversely affect our financial condition and that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.Q2.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and except as required by law, Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$342,332	$367,631
Restricted cash	2,057	1,672
Investments	36,559	65,064
Accounts receivable, net	74,196	51,716
Contract assets, current portion, net	7,356	8,596
Prepaid expenses and other current assets	21,963	28,234
Deferred solution and other costs, current portion	29,535	22,631
Deferred implementation costs, current portion	10,575	10,508
Total current assets	524,573	556,052
Property and equipment, net	27,933	27,783
Right of use assets	25,768	27,188
Deferred solution and other costs, net of current portion	29,961	27,827
Deferred implementation costs, net of current portion	31,235	28,929
Intangible assets, net	75,781	78,377
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	15,138	14,103
Other long-term assets	3,089	3,149
Total assets	$1,246,347	$1,276,277

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$53,416	$76,799
Convertible notes, current portion	303,682	303,368
Deferred revenues, current portion	196,762	155,003
Lease liabilities, current portion	8,628	8,915
Total current liabilities	562,488	544,085
Deferred revenues, net of current portion	30,557	26,826
Lease liabilities, net of current portion	31,592	33,832
Other long-term liabilities	10,034	9,723
Total liabilities	634,671	614,466

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,199,888	1,275,980
Accumulated other comprehensive loss	(2,635)	(1,953)
Accumulated deficit	(585,583)	(612,222)
Total stockholders' equity	611,676	661,811
Total liabilities and stockholders' equity	$1,246,347	$1,276,277

Q2 Holdings, Inc.
Condensed Consolidated Statements Of Comprehensive Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025

Revenues (1)	$216,506	$189,735
Cost of revenues (2)	88,592	88,745
Gross profit	127,914	100,990

Operating expenses:
Sales and marketing	25,720	26,527
Research and development	41,880	37,853
General and administrative	32,187	32,322
Transaction-related costs	250	—
Amortization of acquired intangibles	—	93
Lease and other restructuring charges	188	2,006
Total operating expenses	100,225	98,801
Income from operations	27,689	2,189
Total other income, net	2,064	3,051
Income before income taxes	29,753	5,240
Provision for income taxes	(3,114)	(487)
Net income	$26,639	$4,753
Other comprehensive income (loss):
Unrealized loss on available-for-sale investments	(60)	(24)
Foreign currency translation adjustment	(622)	177
Comprehensive income	$25,957	$4,906

Net income per common share
Basic	$0.43	$0.08
Diluted	$0.40	$0.07
Weighted average common shares outstanding
Basic	62,338	61,222
Diluted	67,647	64,820

(1) The following table disaggregates the Company's revenue by major source:

	Three Months Ended March 31,
	2026	2025

Subscription	$179,886	$154,289
Transactional	17,808	18,617
Services and Other	18,812	16,829
Total Revenues	$216,506	$189,735
(2) Includes amortization of acquired technology of $4.3 million and $5.5 million for the three months ended March 31, 2026 and 2025, respectively.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$26,639	$4,753
Adjustments to reconcile net income to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	7,748	6,961
Depreciation and amortization	11,743	13,720
Amortization of debt issuance costs	360	543
Amortization of premiums and discounts on investments	(42)	(301)
Stock-based compensation expense	20,265	21,010
Deferred income taxes	343	(2,042)
Other non-cash items	261	465
Changes in operating assets and liabilities:	(10,996)	(1,578)
Net cash provided by operating activities	56,321	43,531
Cash flows from investing activities:
Net maturities (purchases) of investments	28,487	(13,805)
Purchases of property and equipment	(6,597)	(785)
Capitalized software development costs	(5,514)	(4,914)
Net cash provided by (used in) investing activities	16,376	(19,504)
Cash flows from financing activities:
Repurchases of common shares	(97,153)	—
Proceeds from exercise of stock options and ESPP	—	547
Net cash provided by (used in) financing activities	(97,153)	547
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(458)	110
Net increase (decrease) in cash, cash equivalents and restricted cash	(24,914)	24,684
Cash, cash equivalents and restricted cash, beginning of period	369,303	360,793
Cash, cash equivalents and restricted cash, end of period	$344,389	$385,477

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
GAAP gross profit	$127,914	$100,990
Stock-based compensation	2,187	3,218
Amortization of acquired technology	4,349	5,505
Lease and other restructuring charges	—	144
Non-GAAP gross profit	$134,450	$109,857

Revenues	$216,506	$189,735

GAAP gross margin	59.1%	53.2%
Non-GAAP gross margin	62.1%	57.9%

GAAP sales and marketing expense	$25,720	$26,527
Stock-based compensation	(2,544)	(3,452)
Non-GAAP sales and marketing expense	$23,176	$23,075

GAAP research and development expense	$41,880	$37,853
Stock-based compensation	(4,146)	(4,042)
Non-GAAP research and development expense	$37,734	$33,811

GAAP general and administrative expense	$32,187	$32,322
Stock-based compensation	(11,388)	(10,298)
Non-recurring legal settlements	—	(1,750)
Non-GAAP general and administrative expense	$20,799	$20,274

GAAP operating income	$27,689	$2,189
Stock-based compensation	20,265	21,010
Transaction-related costs	250	—
Amortization of acquired technology	4,349	5,505
Amortization of acquired intangibles	—	93
Lease and other restructuring charges	188	2,150
Non-recurring legal settlements	—	1,750
Non-GAAP operating income	$52,741	$32,697

GAAP net income	$26,639	$4,753
Stock-based compensation	20,265	21,010
Transaction-related costs	250	—
Amortization of acquired technology	4,349	5,505
Amortization of acquired intangibles	—	93
Lease and other restructuring charges	188	2,150
Non-recurring legal settlements	—	1,750
Amortization of debt issuance costs	360	683
Tax adjustment	(10,384)	(8,481)
Non-GAAP net income	$41,667	$27,463

Weighted average common shares outstanding, diluted	67,647	64,820

GAAP net income per common share, diluted	$0.40	$0.07
Non-GAAP, net income per common share, diluted	$0.63	$0.42

Reconciliation of GAAP net income to adjusted EBITDA:
GAAP net income	$26,639	$4,753
Stock-based compensation	20,265	21,010
Transaction-related costs	250	—
Depreciation and amortization	11,743	13,720
Lease and other restructuring charges	188	2,150
Non-recurring legal settlements	—	1,750
Provision for income taxes	3,114	487
Interest and other income, net	(2,167)	(3,160)
Adjusted EBITDA	$60,032	$40,710

Adjusted EBITDA margin	27.7%	21.5%

Q2 Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$56,321	$43,531
Purchases of property and equipment	(6,597)	(785)
Capitalized software development costs	(5,514)	(4,914)
Free cash flow	$44,210	$37,832

MEDIA CONTACT:	INVESTOR CONTACT:
Jack McBee	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-210-854-7974	O: +1-512-682-4463
jack.mcbee@Q2.com	josh.yankovich@Q2.com